                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A2

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):    AUGUST 19, 1996
                                                          ---------------------

                        INTERNATIONAL REALTY GROUP, INC.
                        --------------------------------
            (Exact name of registrant as specified in its charter)



        DELAWARE                     0-20180                 62-1277260
-------------------------------------------------------------------------------
(State or other jurisdiction       (Commission             (IRS Employer
  of incorporation)                File Number)           Identification No.)



   111 NORTHWEST 183RD STREET, SUITE 518, MIAMI, FLORIDA          33169
-------------------------------------------------------------------------------
     (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code:     (305) 944-8811
                                                              -----------------

ITEM 2 . ACQUISITION OF ASSETS


GENERAL

         As previously disclosed in its Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on September 5, 1996, International Realty Group, Inc. (the "Company") consummated a share exchange transaction ("Transaction") with DSC, S.A. de C.V. ("DSC") and Hemisphere Developments Limited ("Hemisphere") on August 19, 1996 (the "Closing Date"). As more fully described below, the parties to the Transaction have agreed to certain revised terms of the Transaction pursuant to an Amended and Restated Agreement among the Company, DSC and Hemisphere (the "Amended and Restated Agreement"). The parties have designated the Closing Date as the effective date of the Amended and Restated Agreement in order to facilitate the Company's filing with the Commission of financial statements prepared in accordance with generally accepted accounting principles. See "Reasons for and Summary of Amendments to the Transaction."

         The amended Transaction will have no effect on the previously reported change in control of the Company following the filing of an Information Statement under Regulation 14C of the Securities Exchange Act of 1934 and an increase of the Company's authorized shares of common stock, par value $.001 per share ("Common Stock"), from its current 10,000,000 shares to 450,000,000 shares. Such Information Statement is expected to be filed with the Commission during the fourth quarter of 1997. See "Change of Control" below.

REASON FOR AND SUMMARY OF AMENDMENTS TO THE TRANSACTION

         The Transaction has been amended to conform the terms of the Transaction with the accounting treatment of the Transaction. The parties to the Transaction originally intended for the Transaction to be accounted under the purchase method, pursuant to which the assets and liabilities transferred in the Transaction were valued at market cost. Upon further review of the accounting treatment of the Transaction and in consultation with the Company's accountants, the parties to the Transaction have determined to account for the Transaction using the pooling of interest method based upon the change in control that will occur in connection with the Transaction. See "Change of Control." Accordingly, and as set forth in the financial statements included elsewhere in this Form 8-K, the assets and liabilities transferred in the Transaction have been accounted for at historical cost. DSC has been designated as the acquiring party in the Transaction by virtue of, among other things, its ability to the control the Board of Directors of the Company upon conversion of the promissory notes issued in the Transaction. See "Change in Control." As a result of the change in the accounting treatment of the Transaction, the aggregate principal amount of the notes originally issued to DSC and Hemisphere have, as described below, been reduced to reflect the historical cost of the assets and liabilities transferred in the Transaction.



                                     2 of 8

         The Transaction has also been amended as a result of the Company's inability to meet its obligations under two convertible promissory notes that became due on December 31, 1996. Pursuant to the original Transaction, the Company issued: (i) a promissory note to DSC (the "Original DSC Note") in the principal amount of $29,673,658, which was convertible into 37,945,854 shares of Common Stock; and (ii) a promissory note to Hemisphere (the "Original Hemisphere Note") in the principal amount of $32,120,440, which was convertible into an 41,074,732 shares of Common Stock. The Company had the right to force the conversion of such notes after the Company increased its authorized capital stock to permit the issuance of such shares of Common Stock. When the Company failed to increase its authorized capital stock by December 31, 1996, such notes became immediately payable together with interest at a rate of five percent per year. In lieu of foreclosing on such notes, which were secured by all of the assets acquired by the Company in the original August 1996 Transaction, the parties have agreed to amendments to the notes and Transaction as described below.

         For the foregoing reasons, the parties have amended certain terms of the Transaction, including the following:

         1. The Original DSC Note has been replaced with a convertible promissory note in the principal amount of $4,858,828, which will be converted into 52,875,030 shares of Common Stock after the Company's Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock from 10,000,000 to 450,000,000.

         2. The Original Hemisphere Note has been replaced with a convertible promissory note in the principal amount of $4,848,558, which will be converted into 52,763,270 shares of Common Stock after the Company's Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock from 10,000,000 to 450,000,000.

         3. The proxy granted by Messrs. Bradbury and Birnholz to DSC has expired by its terms.

         4. There has been no change in the assets acquired from DSC and Hemisphere in the Transaction as a result of the Amended and Restated Agreement, with the exception that Nueva Tierra has terminated its agreement with the owner of the Barra del Tordo property to form a Participating Association to develop such property. Nueva Tierra's decision to terminate its interest in Barra del Tordo was based on the high levels of debt associated with such property and its adverse effect on the prospects of obtaining financing to develop such property.

         5. The Amended and Restated Agreement provides that DSC will make $300,000 in working capital advances to the Company. DSC made approximately $195,000 of such advances to the Company as of the Closing Date and approximately $295,000 as of the date hereof. The amount of such advances have been added to the amount of the capital contributed to the Company in Transaction.



                                     3 of 8

TERMS OF THE TRANSACTION AS AMENDED

         Pursuant to the Amended and Restated Agreement, the Company acquired the following assets from DSC and Hemisphere as of August 19, 1996: (i) DSC's 100 percent interest in Centro de Promociones Guerrero S.A. de C.V. ("Centro");
(ii) DSC's 75 percent interest in Clusters Inmobiliaria de Ixtapa, S.A. de C.V. ("Clusters Ixtapa"); (iii) a promissory note ("Clusters Note") in the principal amount of $5,628,426 of Clusters Ixtapa; (iv) DSC's 30 percent interest in Nueva Tierra, S.A. de C.V. ("Nueva Tierra"); and (v) Hemisphere's 100 percent interest in Newland Corporation, which, in turn, holds a 70 percent interest in Nueva Tierra. Nueva Tierra owns a majority interest and is the general partner of the following real estate Asociacion en Participacion ("Participating Associations"), a form of limited partnership in Mexico: (x) Villas Del Carbon;
(y) Hacienda del Franco; and (z) Bahia de Cortes. The assets acquired by the Company are collectively referred to herein as the "Assets."

         In exchange for the Assets, the Company issued to DSC on the Closing Date 485,930 shares of the Company's Common Stock and a Convertible Promissory Note (the "DSC Note") in the principal amount of $4,858,828 convertible into 52,875,030 shares of the Common Stock. The Company issued to Hemisphere on the Closing Date 514,070 shares of Common Stock and a Convertible Promissory Note ("Hemisphere Note") in the principal amount of $4,848,558 convertible into 52,763,270 shares of Common Stock.

         The Company may force the conversion of the DSC and Hemisphere Note after the Company's Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock from 10,000,000 to 450,000,000. The Company intends to amend its Certificate of Incorporation with the State of Delaware as soon as possible after the expiration of the twenty day period following the mailing of an Information Statement to stockholders. The Company anticipates that, at the earliest, the authorized Common Stock will be increased and the DSC and Hemisphere Notes converted to Common Stock during the fourth quarter of 1997. The DSC and Hemisphere Notes are secured by the Assets and matures on January 1, 1998.

         The Amended and Restated Agreement provides that DSC will make $300,000 in working capital advances to the Company. DSC made approximately $195,000 of such advances to the Company as of the Closing Date and approximately $295,000 as of the date hereof. The amount of such advances have been added to the amount of the capital contributed to the Company in Transaction.

         The shares of Common Stock issued to DSC and Hemisphere on the Closing Date and upon conversion of the DSC and Hemisphere Note have and will be issued by the Company in reliance on the exemption from registration under the Securities Act of 1933 provided by Regulation S. The Agreement provides that the shares of Common Stock issued to DSC will be afforded certain demand and piggyback registration rights.




                                     4 of 8

         On the Closing Date, John Day, Geoffrey Bell and Jack Birnholz resigned from the Company's Board of Directors and the remaining members of the Board--Richard Bradbury and Alton Hollis--appointed Bernardo Dominguez C. (the President of DSC) to fill a vacancy on the Company's Board of Directors. Pablo Macedo was elected Secretary of the Company on the Closing Date.

DSC ASSETS

         The DSC Assets consist of: (i) 100 percent equity interest in Centro;
(ii) 75 percent equity interest in Clusters Ixtapa; (iii) a note receivable in the principal amount of $5,628,426; and (iv) DSC's 30 percent interest in Nueva Tierra. For information regarding Nueva Tierra, see below under the caption "Hemisphere /Nueva Tierra Assets."

         Centro, a company formed under the laws of Mexico on March 13, 1989, owns land located in Acapulco, Mexico, known as Campo de Tiro. The eight-acre, partially developed property is being held for future development and is subject to a mortgage (including accrued interest) in the approximate amount of $659,508, as of June 30, 1996.

         Clusters Ixtapa, a company formed under the laws of Mexico on July 24, 1991, owns land in Ixtapa on the pacific coast of Mexico in the state of Guerrero. The 26-acre property is being held for development. Clusters Ixtapa has received loans in the principal amount of $23,007,000 (the "NAFIN Debt") from its lender, Nacional Financiera, S.N.C. ("NAFIN"). On December 29, 1995, Clusters Ixtapa, DSC and NAFIN entered into a restructuring plan with respect to the NAFIN Debt. The Company is not a party to the DSC and NAFIN restructuring plan. Pursuant to the restructuring plan, DSC has assumed the NAFIN Debt in exchange for Clusters Ixtapa's payment of approximately $15,341,000 and DSC's payment of the difference. DSC has advised the Company that, pursuant to such restructuring plan, it will repay such amount, as well as certain other debt of DSC to NAFIN, through the transfer from DSC to NAFIN of approximately 15,991,000 shares of the Company's Common Stock upon the conversion of the DSC Note. Pursuant to the DSC Transaction, the Company acquired from DSC a $5,628,426 debt obligation of Clusters Ixtapa on the Closing Date.

HEMISPHERE ASSETS

         The Hemisphere Assets consist of Hemisphere's 100 interest in Newland, which, in turn, holds a 70 percent interest in Nueva Tierra. Nueva Tierra assets consist of a majority interest in three real estate projects in Mexico, as set forth below.

         Villas del Carbon, a Participating Association formed under the laws of Mexico on January 19, 1996, owns a residential development located in Villa del Carbon, State of Mexico, in which Nueva Tierra has a 79.08 percent interest. The 24-acre property, which is presently being held by the Company for future development, is partially developed and presently has a clubhouse, roads and utility lines to the property boundary. Preliminary development plans call for



                                     5 of 8
development of 180 home sites for sale to builders or individuals who wish to construct weekend country houses. This property is not subject to any mortgage.

         Hacienda del Franco, a Participating Association formed under the laws of Mexico on January 10, 1996, owns a residential development project located near Silao in the State of Guanajuato, in which Nueva Tierra has a 81.13 percent interest. The property consists of approximately 236 acres of land and includes a traditional colonial style hacienda. The property is being held for future development centered around the hacienda. The property is subject to a mortgage (including accrued interest) in the amount of $550,602, as of June 30, 1996.

         Bahia de Cortez, a Participating Association formed under the laws of Mexico on February 7, 1996, owns a resort development project located in Baja California near La Paz, in which Nueva Tierra has a 77.89 percent interest. The property, which is being held for future development, consists of approximately 3,451 acres of land, including over five kilometers of beachfront property. The property is not subject to any mortgage.

CHANGE IN CONTROL OF COMPANY

         A change in control of the Company will occur upon the conversion of the DSC and Hemisphere Notes. At such time, DSC will own approximately 53,360,960 shares of Common Stock or 46.2 percent of the then outstanding shares of Common Stock, and Hemisphere will own approximately 53,277,340 shares of Common Stock or 46.1 percent of the then outstanding Common Stock. The DSC percentage includes the 15,991,000 shares of Common Stock (approximately 14.2 percent) that DSC intends to subsequently transfer to NAFIN. As a result, DSC and Hemisphere will be in a position to determine the outcome for the election of directors and thereby control the Company. The change in control is expected to occur during the fourth quarter of 1997. At such time, approximately 115,592,487 shares of Common Stock will be issued and outstanding.

         The Company intends to call a special meeting of the stockholders after the conversion of the DSC and Hemisphere Notes to elect three to five directors, one of which will be designated by Hemisphere, one of which will be designated by the Company, and the remainder will be designated by DSC.

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS

         a.       Financial Statements

         NEWLAND CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS-Six Months Ended June 30, 1996

         Consolidated Balance Sheet
         Consolidated Statement of Operations
         Consolidated Statement of Shareholders' Equity



                                     6 of 8

         Consolidated Statement of Cash Flows

         Notes to Consolidated Financial Statements

         CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. AND
         CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.
         COMBINED FINANCIAL STATEMENTS - Years Ended December 31, 1995 and 1994

         Independent Auditors Report
         Combined Balance Sheet
         Combined Statements of Operations
         Combined Statements of Shareholders' Equity
         Combined Statements of Cash Flows
         Notes to Combined Financial Statements

         CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. AND
         CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.
         COMBINED FINANCIAL STATEMENTS - Six Months Ended June 30, 1996 and 1995

         Combined Balance Sheet
         Combined Statements of Operations
         Combined Statements of Shareholders' Equity
         Combined Statements of Cash Flows
         Notes to Combined Financial Statements

         b.       Pro Forma Financial Information

         INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
         CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS - June 30, 1996

         Introduction
         Condensed Pro Forma Combined Balance Sheet, June 30, 1996 Condensed Pro Forma Combined Statements of Operations
         Notes to Condensed Pro Forma Combined Financial Statements

         c.       Exhibits

                  99.1 Amendment to Agreement, dated July 31, 1996, between the Company and Hemisphere Developments, Limited.*

                  99.2 Convertible Note, dated as of August 19, 1996, in favor of Hemisphere Developments, Limited.*

                  99.3 Second Amendment to Agreement, dated July 31, 1996, between the Company and DSC, S.A. de C.V.*

                  99.4. Memorandum, dated August 19, 1996, between the Company and DSC, S.A. de C.V.*



                                     7 of 8

                  99.5 Convertible Note, dated as of August 19, 1996, in favor of DSC, S.A. de C.V.*

                  99.6 Convertible Note, dated as of August 19, 1996, in favor of DSC, S.A. de C.V.*

                  99.7 Proxy, dated July 31, 1996, between DSC S.A. de C.V and Jack Birnholz.*

                  99.8 Proxy, dated July 31, 1996, between DSC S.A. de C.V and Richard Bradbury.*

                  99.9 Assignment Agreement, dated August 15, 1996, between the Company, DSC S.A. de C.V. and Clusters Inmobiliaria de Ixtapa, S.A. de C.V.*

                  99.10 Amended and Restated Agreement, dated as August 19, 1996, between the Company, DSC S.A. de C.V. and Hemisphere Developments, Limited.

                  99.11 Convertible Note, dated as of August 19, 1996, in favor of DSC, S.A. de C.V.

                  99.12 Convertible Note, dated as of August 19, 1996, in favor of Hemisphere Developments, Limited.

-----------------
*Previously filed as an exhibit to this Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERNATIONAL REALTY GROUP, INC.
                                        (Registrant)



Date:  November 21, 1997            By:   /s/ Richard Bradbury
                                         ------------------------------
                                         Richard Bradbury, President



                                     8 of 8

                      NEWLAND CORPORATION AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMEENT STAGE
                   CONSOLIDATED BALANCE SHEET - JUNE 30, 1996
                                   (UNAUDTED)



ASSETS:
  Real estate, at cost
  Property held for future development                             $ 609,600
                                                                   =========
LIABILITIES:

  Mortgage and note payable                                        $ 483,600

  Accrued  liabilities
                                                                      67,000
                                                                   ---------

         Total liabilities                                           550,600
                                                                   ---------
MINORITY INTEREST
                                                                      26,500
                                                                   ---------
SHAREHOLDER'S EQUITY:
  Common stock; no par, 500 shares authorized, issued
   and outstanding, at stated value
                                                                         500
Capital in excess of stated value
                                                                      60,000
Accumulated deficit
                                                                     (28,000)
                                                                   ---------
                                                                      32,500
                                                                   ---------

                                                                   $ 609,600
                                                                   =========



 Read the accompanying notes to consolidated financial statements, which are an integral part of this consolidated financial statement.

                      NEWLAND CORPORATION AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)






Other expenses:
  Losses on exchange rate fluctuations            $  9,900

  Interest                                          39,400
                                                  --------

Loss before minority interest                       49,300

Minority interest in loss of subsidiaries           21,300
                                                  --------

Net loss                                          $(28,000)
                                                  ========





       Read the accompanying notes to consolidated financial statements, which are an integral part of this consolidated financial statement.

                      NEWLAND CORPORATION AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)



                                                                 COMMON STOCK         CAPITAL IN
                                                                -------------         EXCESS OF     ACCUMULATED
                                                    TOTAL           SHARES   AMOUNT  STATED VALUE    DEFICIT
                                                  -------------------------------------------------------------
Balance, beginning                                $    500           500      $500      $    --    $     --

Special allocation of limited associates equity
transferred to general associate                    60,000                              $60,000

Net loss                                           (28,000)                                         (28,000)
                                                  ---------------------------------------------------------


Balance, ending                                   $ 32,500           500      $500      $60,000    $(28,000)
                                                  =========================================================



 Read the accompanying notes to consolidated financial statements, which are an integral part of this consolidated financial statement.

                      NEWLAND CORPORATION AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMEENT STAGE
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   SIX MONTHS ENDED JUNE 30, 1996 (UNAUDTED)




Cash Flows from operating activities:


Net loss                                                                                         $(28,000)
                                                                                                 --------
Adjustment to reconcile net loss to cash provided by operating activities:

           Losses on exchange rate of fluctuations
                                                                                                    9,900
           Minority interest in loss of subsidiaries                                              (21,300)
           Increase in accrued interest                                                            39,400
                                                                                                 --------
                                Total Adjustments                                                  28,000
                                                                                                 --------

Cash provided by operating activities
                                                                                                 $   -0-
                                                                                                 ========
Reconciliation of noncash financing activities:
   Special allocation of limited associates equity transferred
      to the general associate                                                                   $ 60,000
                                                                                                 ========




 Read the accompanying notes to consolidated financial statements, which are an integral part of this consolidated financial statement.

                      NEWLAND CORPORATION AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     PRINCIPLES OF CONSOLIDATION:
         The consolidated financial statements include the accounts of the Company and material subsidiaries under common control. All intercompany accounts and transactions have been eliminated in consolidation.

     BASIS OF ACCOUNTING:
         The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States, expressed in United States dollars. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Financial statement items are recorded at historical cost and may not necessarily represent current values.

     MANAGEMENT ESTIMATES:
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS:
         The carrying amounts of accrued liabilities approximate its fair value because of the short duration of the instrument.

     FOREIGN CURRENCY TRANSLATION:
         The functional currency of the companies is the U.S. dollar. Therefore, all peso denominated transactions represent foreign currency transactions. Foreign currency transaction gains and losses are included in determining net income.

     LAND HELD FOR DEVELOPMENT:
         Land held for development is stated at cost. When the project commences construction, interest will be capitalized. Interest is not capitalized during material delays.

     INCOME TAXES:
         Income taxes are accounted for by the asset/liability method. Deferred taxes represent the expected future tax benefits/consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and the tax bases of assets and liabilities and are adjusted for changes in tax laws and rates when those changes are enacted.

                      NEWLAND CORPORATION AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)


2. ORGANIZATION AND BUSINESS:
     Newland Corporation was formed on December 12, 1995 pursuant to the laws of the Republic of the Marshall Islands and is deemed in the development stage. The Company's sole asset is its 70% investment in Nueva Tierra, S.A. de C.V. which had no activity until 1996 ("Nueva Tierra"). Nueva Tierra owns general interests in three participating associations in Mexico. These associations are similar to a limited partnership. The Associations will remain in existence until 2026, unless termination is accelerated in accordance with the agreement. The associations will develop property into commercial, residential, and resort hotel lodging.

     The participating associations were formed in 1996 and are in the development stage. Upon formation of the associations, the limited associates contributed real property to the associations at historical cost. As consideration for Nueva Tierra's ability to develop, market, finance and operate the property, the limited associates agreed to share the profits and losses of the association based upon certain ratios on a per project basis. The limited associates further agreed to allocate a certain portion of their capital to the capital account of the general associate. The profit and loss ratios are approximately 80% and 20% to the general and limited associates, respectively.

     The Company will cease to be in the development stage once the participating associations obtain financing and commence development of the projects.

3. LAND HELD FOR DEVELOPMENT:

      Location                  Acreage                Amount
      --------                  -------                ------
Guanajuato, Mexico                236                $ 547,200
 Jilotepec, Mexico                 24                   43,100
    La Paz, Mexico              3,451                   19,300
                                                     ---------
                                                     $ 609,600
                                                     =========

     Included in the cost of land are improvements totaling $460,000. The land in Guanajuato is collateralized to mortgage and note payable.


4. MORTGAGE AND NOTE PAYABLE:

     Mortgage note, bank, interest at 4.5% per annum over the Inflation Rate
     Index of Mexico, maturing
     in 2007, collateralized by real property                                   $   457,000

     Note payable, bank, interest at the Average bank deposit rate (5.2%) per annum with principal reductions commencing during 1998 and
     maturing in 2007                                                                26,600
                                                                                -----------
                                                                                $   483,600
                                                                                ===========

                      NEWLAND CORPORATION AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)


  4. MORTGAGE AND NOTE PAYABLE (CONTINUED):

     Maturities of mortgage and note payable, subsequent to June 30, 1996 are as follows:


                                   Twelve Months
                                       Ended
                                     June 30,                              Amount
                                   --------------                          ------
                                        1997                             $ 26,500
                                        1998                               45,700
                                        1999                               45,700
                                        2000                               45,700
                                        2001                               45,700
                                     Thereafter                           274,300
                                                                         --------
                                                                          483,600
                                                                         ========

5. INCOME TAXES:
     The Company requires recognition of income tax benefits for loss carryforwards, credit carryforwards and certain temporary differences for which tax benefits have not been previously recorded. The tax benefits recognized must be reduced by a valuation allowance where it is more likely than not that the benefits may not be realized.

     Deferred tax asset balances were primarily the result of new operating loss carryforwards. There are no deferred tax liability balances.

     It is more likely than not that all future tax benefits will not be realized therefore, a valuation allowance has been recorded for the deferred net tax assets. There was no prior balance in the valuation allowance.

As of June 30, 1996, the Company has a net operating loss carryforward of approximately $28,000 that may be used to offset future taxable income expiring in varying years to 2005.

Board of Directors and Shareholders
Clusters Inmobiliaria de Ixtapa, S.A. de C.V. and
Centro de Promociones Guerrero, S.A. de C.V.
Mexico City, Mexico


We have audited the accompanying combined balance sheets of Clusters Inmobiliaria de Ixtapa, S.A. de C.V. and Centro de Promociones Guerrero, S.A. de C.V. (subsidiaries of Clusters, S.A. de C.V.), as of December 31, 1995 and 1994 and the related combined statements of operations, shareholders' equity and cash flows for the years then ended. As described in Note 1 of Notes to combined financial statements, the accompanying combined financial statements have been prepared on the basis of accounting principles generally accepted in the United States, expressed in United States Dollars. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, in the United States and Mexico. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the 1995 and 1994 combined financial statements referred to above present fairly, in all material respects, the combined financial position of Clusters Inmobiliaria de Ixtapa, S.A. de C.V. and Centro de Promociones Guerrero, S.A. de C.V. (subsidiaries of Clusters, S.A. de C.V.) as December 31, 1995 and 1994 and the results of its combined operations and its combined cash flows for the years then ended in conformity with generally accepted accounting principles.




                                             /s/ C.P Guillermo Gonzalez Macin

Mexico, D.F.
March 13, 1996

               CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V., AND
                 CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.,
              COMBINED BALANCE SHEETS - DECEMBER 31, 1995 AND 1994






                                                                               1995                          1994
                                                                           -----------                   -----------
ASSETS:

Real estate, at cost
  Property held for future development                                     $ 9,458,500                   $ 9,458,500

Receivables:
  Due from affiliates                                                        1,658,400                     3,934,500

Investment in securities                                                            --                     1,247,200

Cash and cash equivalents                                                          100                           600

Other assets                                                                   476,600                       428,300
                                                                           -----------                   -----------
                                                                           $11,593,600                   $15,069,100
                                                                           ===========                   ===========
LIABILITIES:

Mortgage and note payable                                                  $   625,800                   $ 7,200,300

Due to affiliates                                                            5,506,400                     1,414,000

Accounts payable                                                               126,200                       201,500

Accrued and other liabilities                                                   89,000                       711,500
                                                                           -----------                   -----------
          Total liabilities                                                  6,347,400                     9,527,300
                                                                           -----------                   -----------

SHAREHOLDERS' EQUITY:

Common stock
  Cluster Inmobiliaria de Ixtapa, S.A. de C.V., no par
    value; 50,158,160 shares authorized, issued and
    outstanding at stated value                                              8,795,900                     8,795,900

  Centro de Promociones Guerrero, S.A. de C.V., no
    par value; 1,531,000 shares authorized, issued
    and outstanding at stated value                                            461,000                       461,000

  Capital in excess of stated value                                            570,900                            --

  Accumulated deficit                                                       (4,581,600)                   (3,715,100)
                                                                           -----------                   -----------

                                                                             5,246,200                     5,541,800
                                                                           -----------                   -----------
                                                                           $11,593,600                   $15,069,100
                                                                           ===========                   ===========


         Read the accompanying notes to combined financial statements, which are an integral part of this combined financial statement.

               CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V., AND
                 CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.,
                       COMBINED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                                          1995                     1994
                                                                      -----------              -----------
Other income (expense):
  Interest income                                                     $ 7,031,900              $ 3,088,700
  Interest expense                                                     (9,372,700)              (4,242,200)
  Gains on exchange rate fluctuations                                   1,458,700                1,290,500
  Other                                                                      (600)                 (37,600)
                                                                      -----------              -----------
Income (loss) before provision for income tax benefit:                   (882,700)                  99,400

Provision for income tax benefit                                          (16,200)                      --
                                                                      -----------              -----------
Net income (loss)                                                     $  (866,500)             $    99,400
                                                                      ===========              ===========






         Read the accompanying notes to combined financial statements, which are an integral part of this combined financial statement.

                                                                   COMMON STOCK         CAPITAL IN
                                                            -------------------------    EXCESS OF    ACCUMULATED
                                       TOTAL                  SHARES         AMOUNT     STATED VALUE    DEFICIT
                                    -----------             ----------    -----------   ------------  -----------
Balance, beginning                  $ 5,442,400             51,689,160    $ 9,256,900    $      --    $(3,814,500)

Add:
  Net income                             99,400                                                            99,400
                                    -----------------------------------------------------------------------------



Balance, December 31, 1994            5,541,800             51,689,160      9,256,900           --    $(3,715,100)

Add (deduct):
  Gain on sale of related parties
  securities to related parties         570,900                                              570,900

  Net loss                             (866,500)                                                         (866,500)
                                    -----------------------------------------------------------------------------


Balance, ending                     $ 5,246,200             51,689,160    $ 9,256,900    $   570,900  $(4,581,600)
                                    =============================================================================


Read the accompanying notes to combined financial statements, Which are an integral part of this combined financial statement.

               CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V., AND
                  CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.,
                 COMBINED STATEMENTS OF STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                                               1995              1994
                                                                                           -----------       -----------
Cash flows from operating activities:

             Net income (loss)                                                             $  (866,500)      $    99,400

             Gains on exchange rate fluctuations                                            (1,458,700)       (1,290,500)

             Decrease (increase) in other assets                                               (49,500)          260,800

             Decrease in accounts payable                                                      (77,700)          (48,600)

             Increase (decrease) in accrued and other liabilities                            2,325,200         1,235,100
                                                                                           -----------------------------

                                      Cash provided by (used in) operating activities         (127,200)          256,200
                                                                                           -----------------------------

Cash flows from investing activities:
             Purchase of related party securities                                                             (1,247,200)
             Proceeds from sale of related party securities                                  1,818,100
                                                                                           -----------------------------

                                      Cash provided by (used in) investing activities        1,818,100        (1,247,200)
                                                                                           -----------------------------

Cash flows from financing activities:
             Payments on mortgage and note                                                  (6,797,500)               --
             Payments to related parties                                                    (1,844,500)         (314,100)
             Advances from related parties                                                   6,950,600         1,305,500
                                                                                           -----------------------------

                                      Cash provided by (used in) financing activities       (1,691,400)          991,400
                                                                                           -----------------------------

Increase (decrease) in cash and cash equivalents                                                  (500)              400

Cash and cash equivalents, beginning                                                               600               200
                                                                                           -----------------------------

Cash and cash equivalents, ending                                                          $       100       $       600
                                                                                           =============================

Interest paid                                                                                2,340,800                --
                                                                                           =============================

Income taxes paid                                                                                   --                --
                                                                                           =============================


Read the accompanying notes to combined financial statements, Which are an integral part of this combined financial statement.

                CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. AND
                  CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
PRINCIPLES OF COMBINATION:
         The combined financial statements include the operations of Clusters Inmobiliaria de Ixtapa, S.A. de C.V. ("Clusters Ixtapa") and Centro de Promociones Guerrero, S.A. de C.V. ("Centro"). All intercompany accounts and transactions have been eliminated in combination.

     BASIS OF ACCOUNTING:
         Clusters Ixtapa and Centro prepares its financial statements in accordance with generally accepted accounting principles in the United States, expressed in United States dollars. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Financial statement items are recorded at historical cost and may not necessarily represent current values.

     MANAGEMENT ESTIMATES:
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FOREIGN CURRENCY TRANSLATION
         The functional currency of the companies is the U.S. dollar. Therefore, all peso denominated transactions represent foreign currency transactions. Foreign currency transaction gains and losses are included in determining net income.

     FAIR VALUE OF FINANCIAL INSTRUMENTS:
         The carrying amounts of cash and equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the short duration of these instruments.

     CASH AND EQUIVALENTS:
         All highly liquid debt instruments purchased with an initial maturity of three months or less are considered to be cash equivalents.

     REAL ESTATE HELD FOR FUTURE DEVELOPMENT:
         Real estate held for future development consists of undeveloped and partially developed land and is carried at the lower cost or net realizable value. Construction costs, including interest charges, are capitalized while the project is under development. No substantial construction has occurred in 1994 or 1995 and interest has not been capitalized since construction ceased.

     INCOME TAXES:
         Income taxes are accounted for by the asset/liability method. Deferred taxes represent the expected future tax benefits/consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and the tax bases of assets and liabilities and are adjusted for changes in tax laws and rates when those changes are enacted.

                CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. AND
                  CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994



2. ORGANIZATION AND BUSINESS:
     Clusters Ixtapa and Centro were incorporated on July 24, 1991 and March 13, 1989, respectively under the laws of Mexico. Since formation, the companies have acquired real property, which will be developed into residential and commercial properties to be subsequently sold.

3. CONCENTRATION OF CREDIT RISK:
     Financial instruments that potentially subject Clusters Ixtapa and Centro to concentrations of credit risk consist principally of amounts due from affiliates. The government of Mexico guarantees account balances with financial institutions. Clusters Ixtapa and Centro have transactions with related parties and generally do not require collateral. In the opinion of management, there is no additional credit risk inherent in amounts due from affiliates.

4. LAND HELD FOR DEVELOPMENT:
     Land held for development is as follows:


    Location                       Acreage             1995             1994
    --------                       -------             ----             ----
Ixtapa,Mexico                        26           $  9,054,900        9,054,900
Acapulco, Mexico                      8                403,600          403,600
                                                                    -----------
                                                  $  9,458,500      $ 9,458,500
                                                  ============      ===========


     Land was acquired under trust rights, which give the holder exclusive use and ownership of the property. The rights are valid for thirty years and are renewable at no cost. Trust rights can be used to collateralized debt or be hypothecated in any form.

     A related party originally acquired the trust rights in Ixtapa for $8,792,700 in 1990. During October 1991, Clusters Ixtapa acquired the trust rights from the related party for $9,054,900.

     The property in Acapulco was acquired for $214,200 plus $189,300 of construction in process. The property held for development is collateralized to mortgage note, bank.

                CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. AND
                  CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


5. MORTGAGE AND NOTE PAYABLE:
     Note payable, governmental agency:
         On July 2, 1992, Nacional Financiera, S.N.C. (NAFIN), a Mexican governmental agency, entered into an agreement with Clusters Ixtapa for the issuance of medium term promissory notes, which were guaranteed by NAFIN and DSC. In accordance with the NAFIN agreement, Clusters Ixtapa issued promissory notes of $23,007,000, with interest at five and a quarter percent (5.25%) plus the inflation rate of Mexico, maturing on July 10, 1995. All proceeds from the promissory notes were invested in NAFIN fixed income securities. All interest earned through NAFIN accrue to the benefit of Clusters Ixtapa which is utilized to partially liquidate the promissory notes. As of December 31, 1994, the promissory note and accrued interest and NAFIN fixed income securities and accrued interest amounted to $19,595,700 and $13,201,300 respectively.

         At maturity date, Clusters Ixtapa could not liquidate its debt and the mortgage note holder exercised its guarantee against NAFIN. NAFIN liquidated the mortgage notes and commenced debt restructuring with Clusters Ixtapa and its guarantors. Under the restructuring agreement between DSC, Clusters Ixtapa, and NAFIN, DSC acquired the note from NAFIN and the note became payable to DSC. NAFIN has no recourse against Clusters Ixtapa. In addition DSC and Clusters Ixtapa agreed to convert the note into a dollar denominated obligation. The obligation is included in due to affiliates and is non-interest bearing as of December 31, 1995. No gain or loss was recognized.

     Mortgage note, bank:
         In 1996, Centro had a trouble debt restructuring involving a modification of terms. The interest rate changed from 6% over the average Bank Deposit Rate in Mexico to a non-interest-bearing note. No gain or loss was recognized. The note is due March 1998 and collateralized by land and construction in process with net book value of $403,600. Balance at December 31, 1995 and 1994 was $625,800 and $805,900, respectively.

6. DUE FROM/ TO AFFILIATES:
     Various related entities are engaged in transactions including, but not limited to, short-term advances to cover operating costs and working capital. All such transactions are with entities related to DSC and are recorded in separate accounts that comprise the amounts due from affiliates and amounts due to affiliates. Balances due from or to the related parties as a result of these transactions are non-interest bearing and unsecured. In the opinion of management, the realization of amounts due from affiliates and the payment of amounts due to affiliates will be realized/liquidated during the normal course of business.

                CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. AND
                  CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.
                  SUMMARY OF SIGNIFICANT ACCONTING POLICIES AND
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


7. INVESTMENT IN SECURITIES, AFFILIATES:
     Clusters Ixtapa and Centro had acquired the common stock of three related parties at a cost of $1,247,100. These securities were sold to a related party for $1,818,000 resulting in a gain of $570,900. The gain has been credited to shareholders' equity as capital in excess of stated value, since the purchase and sale were between related parties.

8. INCOME TAXES:
     Clusters Ixtapa and Centro requires recognition of income tax benefits for loss carryforwards, credit carryforwards and certain temporary differences for which tax benefits have not been previously recorded. The tax benefits recognized must be reduced by a valuation allowance where it is more likely than not that the benefits may not be realized.

     Deferred tax asset balances were primarily the result of new operating loss carryforwards. There are no deferred tax liability balances.

     It is more likely than not that all, except $16,200 as of December 31, 1995, future tax benefits will not be realized; therefore, a valuation allowance has been recorded for the deferred net tax assets. The valuation allowance increased from 49,400 to 135,800 from December 31, 1994 to December 31, 1995.

     As of December 31, 1996, Clusters Ixtapa and Centro has a net operating loss carryforward of approximately $473,500 that may be used to offset future taxable income expiring in varying years to 2005.

9. CONTINGENCY:
     During 1994 the Mexican peso was permitted to float against the U.S. dollar and other currencies. As a result, the peso devalued from $3.4662 pesos/dollar to approximately $3.9413 pesos/dollar. It is not possible to determine the effect the devaluation will have upon future pricing or costs; however, it is management's opinion that the devaluation will not have a material adverse effect upon Clusters Ixtapa and Centro's future operations.

               CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V.,
                 CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.,
                AND 30% INVESTMENT IN NUEVA TIERRA, S.A. DE C.V.
              COMBINED BALANCE SHEETS - JUNE 30, 1996 AND 1995
                                  (UNAUDITED)





                                                                               1996                          1995
                                                                           -----------                   -----------
ASSETS:

Real estate, at cost
  Property held for future development                                     $ 9,458,500                   $ 9,458,500

Receivables:
  Due from affiliates                                                        2,159,500                     4,950,200

Cash and cash equivalents                                                       17,800                           100

Investment in unconsolidated subsidiary                                         13,900                            --

Other assets                                                                    33,000                       427,200
                                                                           -----------                   -----------
                                                                           $11,682,700                   $14,836,000
                                                                           ===========                   ===========
LIABILITIES:

Mortgage and note payable                                                  $   659,000                   $ 7,914,000

Due to affiliates                                                            5,629,700                     1,168,400

Accounts payable                                                               128,900                       166,400

Accrued and other liabilities                                                  126,100                       706,000
                                                                           -----------                   -----------
          Total liabilities                                                  6,543,700                     9,955,000
                                                                           -----------                   -----------

SHAREHOLDERS' EQUITY:

Common stock
  Cluster Inmobiliaria de Ixtapa, S.A. de C.V., no par
    value; 50,158,160 shares authorized, issued and
    outstanding at stated value                                              8,795,900                     8,795,900

  Centro de Promociones Guerrero, S.A. de C.V., no
    par value; 1,531,000 shares authorized, issued
    and outstanding at stated value                                            461,000                       461,000

  Capital in excess of stated value                                            596,800                       570,900

  Accumulated deficit                                                       (4,714,700)                   (4,946,800)
                                                                           -----------                   -----------
                                                                             5,139,000                     4,881,000
                                                                           -----------                   -----------
                                                                           $11,682,700                   $14,836,000
                                                                           ===========                   ===========


         Read the accompanying notes to combined financial statements, which are an integral part of this combined financial statement.

                 CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V.,
                 CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V.,
                AND 30% INVESTMENT IN NUEVA TIERRA, S.A. DE C.V.
                       COMBINED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)


                                                                         1996                     1995
                                                                      ---------                -----------
Other income (expense):
  Interest income                                                     $  56,400                $ 3,774,500
  Interest                                                              (20,000)                (5,770,000)
  Equity in loss of Nueva Tierra                                        (12,100)                        --
  Gains (losses) on exchange rate fluctuations                          (88,100)                   765,300
  Other                                                                 (53,100)                    (1,500)
                                                                      ---------                -----------
Income (loss) before provision for income taxes                        (116,900)                (1,231,700)

Provision for income taxes                                               16,200                         --
                                                                      ---------                -----------
Net loss                                                              $(133,100)               $(1,231,700)
                                                                      =========                ===========



         Read the accompanying notes to combined financial statements, which are an integral part of this combined financial statement.

            CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V., CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V., AND 30% INVESTMENT IN NUEVA TIERRA, S.A.
                                   DE C.V.
                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)



                                                                      COMMON STOCK       CAPITAL IN
                                                                ------------------------  EXCESS OF      ACCUMULATED
                                                   TOTAL           SHARES       AMOUNT   STATED VALUE      DEFICIT
                                                -----------     ----------    ---------- ------------   -----------
Balance, December 31, 1994                      $ 5,541,800     51,689,160    $9,256,900    $      -    $(3,715,100)

Add (deduct):
    Net loss                                     (1,231,700)                                             (1,231,700)

  Gain on sale of related parties
  securities to related parties                     570,900                                  570,900
                                                -----------     ----------    ----------    --------    -----------


Balance, June 30, 1995                          $ 4,881,000     51,689,160    $9,256,900    $570,900    $(4,946,800)
                                                ===========     ==========    ==========    ========    ===========



Balance, December 31, 1995                      $ 5,246,200     51,689,160    $9,256,900    $570,900    $(4,581,600)

Add (deduct):
  Special allocation of limited associates
  transferred to general associate                   25,900                                   25,900

    Net loss                                       (133,100)                                    --         (133,100)
                                                -----------     ----------    ----------    --------    -----------


Balance, June 30, 1996                          $ 5,139,000     51,689,160    $9,256,900    $596,800    $(4,714,700)
                                                ===========     ==========    ==========    ========    ===========



Read the accompanying notes to combined financial statements, which are an integral part of this combined financial statement.

            CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V., CENTRO DE PROMOCIONES GUERRERO, S.A. DE C.V., AND 30% INVESTMENT IN NUEVA TIERRA, S.A.
                                   DE C.V.
                        COMBINED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)




                                                                                            1996             1995
                                                                                          ---------       -----------
Cash flows from operating activities:

             Net loss                                                                     $(133,100)      $(1,231,700)

             (Gains) losses on exchange rate fluctuations                                    88,100          (765,300)

             Loss from unconsolidated subsidiary                                             12,100              --

             Decrease in other assets                                                       477,900              --

             Increase (decrease) in accounts payable                                          2,600            (1,800)

             Increase in accrued and other liabilities                                       32,900         1,997,000
                                                                                          ---------       -----------

                                      Cash provided by (used in) operating activites        480,500            (1,800)
                                                                                          ---------       -----------

Cash flow provided by investing activities:
             Proceeds from sale of related party securities                                    --           1,818,100
                                                                                          ---------       -----------

Cash flows used in from financing activities:
             Payments to related parties                                                   (462,800)       (1,816,800)
                                                                                          ---------       -----------

                                      Cash used in financing activities                    (462,800)       (1,816,800)
                                                                                          ---------       -----------

Increase (decrease) in cash and cash equivalents                                             17,700              (500)

Cash and cash equivalents, beginning                                                            100               600
                                                                                          ---------       -----------

Cash and cash equivalents, ending                                                         $  17,800       $       100
                                                                                          =========       ===========

Interest paid                                                                                  --                --
                                                                                          =========       ===========

Income taxes paid                                                                              --                --
                                                                                          =========       ===========

Supplemental schedule of non-cash activities:
             Special allocation of limited associates
             transferred to general associate                                             $  25,900
                                                                                          =========




Read the accompanying notes to combined financial statements, which are an integral part of this combined financial statement.

           CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. , CENTRO DE
             PROMOCIONES GUERRERO, S.A. DE C.V., AND 30% INVESTMENT
                         IN NUEVA TIERRA, S.A. DE C.V.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
       PRINCIPLES OF COMBINATION:
         The combined financial statements include the operations of Clusters Inmobiliaria de Ixtapa, S.A. de C.V. ("Clusters Ixtapa") and Centro de Promociones ("Centro") and DSC, S.A. de C.V.'s ("DSC") 30% interest in Nueva Tierra, S.A. de C.V. Clusters Ixtapa and Centro are owned 75% and 100%, respectively by DSC. All intercompany accounts and transactions have been eliminated in combination.

     BASIS OF ACCOUNTING:
         Clusters Ixtapa and Centro prepares its financial statements in accordance with generally accepted accounting principles in the United States, expressed in United States dollars. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Financial statement items are recorded at historical cost and may not necessarily represent current values.

     MANAGEMENT ESTIMATES:
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FOREIGN CURRENCY TRANSLATION
         The functional currency of the companies is the U.S. dollar. Therefore, all peso denominated transactions represent foreign currency transactions. Foreign currency transaction gains and losses are included in determining net income.

     FAIR VALUE OF FINANCIAL INSTRUMENTS:
         The carrying amounts of cash and equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the short duration of these instruments.

     CASH AND EQUIVALENTS:
         All highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

        REAL ESTATE HELD FOR DEVELOPMENT:
         Real estate held for future development consists of undeveloped and partially developed land and is carried at the lower of cost or net realizable value. Construction costs, including interest charges are capitalized while the project is under development. No substantial construction has occurred in 1995 or 1996 and interest has not been capitalized since construction ceased.

     INVESTMENTS:
         Investments consist of a 30% interest in Nueva Tierra, S.A. de C.V. and are accounted for under the equity method of accounting. The cost is adjusted for its share of the earnings and losses of Nueva Tierra, S.A. de C.V.

     INCOME TAXES:
         Income taxes are accounted for by the asset/liability method. Deferred taxes represent the expected future tax benefits/consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and the tax bases of assets and liabilities and are adjusted for changes in tax laws and rates when those changes are enacted.

            CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. , CENTRO DE
             PROMOCIONES GUERRERO, S.A. DE C.V., AND 30% INVESTMENT
                          IN NUEVA TIERRA, S.A. DE C.V.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)


2. ORGANIZATION AND BUSINESS:
     Clusters Ixtapa and Centro were incorporated on July 24, 1991 and March 13, 1989, respectively under the laws of Mexico. Since formation, the companies have acquired real property, which will be developed into residential and commercial properties to be subsequently sold.

3. CONCENTRATION OF CREDIT RISK:
     Financial instruments that potentially subject Clusters Ixtapa and Centro to concentrations of credit risk consist principally of amounts due from affiliates. The government of Mexico guarantees Clusters Ixtapa and Centro's account balances with financial institutions. Clusters Ixtapa and Centro has a large number of transactions with related parties and generally does not require collateral. It is management's opinion there is no credit risk inherent to amounts due from affiliates.

4. LAND HELD FOR DEVELOPMENT:


   Location                                  Acreage                       1996                    1995
   --------                                  -------                       ----                   ----
Ixtapa, Mexico                                  26                  $    9,054,900               9,054,900
Acapulco, Mexico                                 8                         403,600                 403,600
                                                                    --------------           -------------
                                                                    $    9,458,500           $   9,458,500
                                                                    ==============           =============

     Land was acquired under trust rights. Trust rights gives the holder exclusive use and ownership of the property. The rights are valid for thirty years and are renewable each thirty years at no cost. Trust rights can be used to collateralized debt or be hypothecated in any form.

     A related party originally acquired the trust rights in Clusters Ixtapa for $8,792,700 in 1990. During October, 1991 Clusters Ixtapa acquired the trust rights from the related party for $9,054,900

     The property in Acapulco was acquired for $214,300 plus $189,300 of construction in process. This property is collateralized to mortgage note, bank.

            CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. , CENTRO DE
             PROMOCIONES GUERRERO, S.A. DE C.V., AND 30% INVESTMENT
                          IN NUEVA TIERRA, S.A. DE C.V.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)



5. MORTGAGE AND NOTE PAYABLE:

     Note payable, governmental agency:
         On July 2, 1992, Nacional Financiera, S.N.C. (NAFIN), a Mexican governmental agency, entered into an agreement with Clusters Ixtapa for the issuance of medium term promissory notes, which were also guaranteed by NAFIN and DSC. In accordance with the NAFIN agreement, Clusters Ixtapa issued promissory notes of $23,007,000, with interest at five and a quarter percent (5.25%), plus the inflation rate of Mexico, maturing on July 10, 1995. All proceeds from the promissory notes were invested in NAFIN fixed income securities. All interest earned through NAFIN accrue to the benefit of Clusters Ixtapa which was utilized to partially liquidate the promissory notes. As of June 30, 1995, the promissory notes and accrued interest and NAFIN fixed income securities and accrued interest amounted to $21,676,500 and $14,534,200, respectively.

         At maturity date, Clusters Ixtapa could not liquidate its debt and the mortgage note holder exercised its guarantee against NAFIN. NAFIN liquidated the mortgage notes and commenced debt restructuring with Clusters Ixtapa and its guarantors. Under the restructuring agreement, DSC acquired the note from NAFIN and the note became payable to DSC. NAFIN has no recourse against Clusters Ixtapa. In addition, DSC and Clusters Ixtapa agreed to convert the note into a dollar denominated obligation. The obligation is included in due to affiliates and is non interest bearing as of December 31, 1995. No gain or loss was recognized.

     Mortgage note, bank:
         In 1996, Centro had a trouble debt restructuring involving a modification of terms. The interest rate changed from 6% over the average Bank Deposit Rate in Mexico to a non-interest bearing note. No gain or loss was recognized. The note is due March 1998 and collateralized by land and construction in process with net book value of $403,600. Balance as of June 30, 1996 and 1995, including accrued interest was $659,000 and $771,900, respectively.

6. DUE FROM/ TO AFFILIATES:
     Various related entities are engaged in transactions including, but not limited to, short-term advances to cover operating costs and working capital. All such transactions are with entities related to DSC and are recorded in separate accounts that comprise the amounts due from affiliates and amounts due to affiliates. Balances due from or to the related parties as a result of these transactions are non-interest bearing and unsecured. In the opinion of management the realization of amounts due from affiliates and the payment of amounts due to affiliates will be realized/liquidated during the normal course of business.

7. INVESTMENT IN SECURITIES, AFFILIATES:
     Clusters Ixtapa and Centro had acquired the common stock of three related parties at a cost of $1,247,100. These securities were sold to a related party for $1,818,000 resulting in a gain of $570,900. The gain has been credited to shareholders' equity as capital in excess of stated value, since the purchase and sale were between related parties and in effect the gain represents a capital contribution.

            CLUSTERS INMOBILIARIA DE IXTAPA, S.A. DE C.V. , CENTRO DE
             PROMOCIONES GUERRERO, S.A. DE C.V., AND 30% INVESTMENT
                          IN NUEVA TIERRA, S.A. DE C.V.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)


8. INCOME TAXES:
     Clusters Ixtapa and Centro requires recognition of income tax benefits for loss carryforwards, credit carryforwards and certain temporary differences for which tax benefits have not been previously recorded. The tax benefits recognized must be reduced by a valuation allowance where it is more likely than not that the benefits may not be realized.

     Deferred tax asset balances were primarily the result of new operating loss carryforwards. Since it is more likely than not that all future tax benefits will not be realized, a valuation allowance has been recorded for the deferred net tax assets. There are no deferred tax liability balances.

     As of June 30, 1996, Clusters Ixtapa and Centro has a net operating loss carryforward of approximately $425,800 that may be used to offset future taxable income expiring in varying years to 2005.

9. CONTINGENCY, LITIGATION AND COMMITMENT:

     During 1994 the Mexican peso was permitted to float against the U.S. dollar and other currencies. As a result, the peso devalued from $3.4662 pesos/dollar to approximately $3.9413 pesos/dollar. It is not possible to determine the effect the devaluation will have upon future pricing or costs; however, it is management's opinion that the devaluation will not have a material adverse effect upon Clusters Ixtapa and Centro's future operations.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1996

                                   (UNAUDITED)

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
                CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  JUNE 30, 1996
                                   (UNAUDITED)



Pursuant to an Amended and Restated Agreement ("Agreement") dated as of August 19, 1996, (the "Closing Date"), by and among International Realty Group, Inc. ("IRG") and DSC, S.A. de C.V. ("DSC"), and Hemisphere Development Limited ("Hemisphere"), IRG was acquired through a Reverse Acquisition with DSC designated as the acquiror. Pursuant to the terms and conditions of the Agreement, DSC transferred its 75% interest in Clusters Inmobiliaria de Ixtapa, S.A. de C.V. ("Clusters Ixtapa"), its 100% interest in Centro de Promociones Guerrero, S.A. de C.V. ("Centro"), its 30% interest in Nueva Tierra, S.A. de C.V. ("Nueva Tierra"), a Promissory Note ("Cluster's Note") in the amount of $5,628,426, and cash totaling $300,000 to IRG. Hemisphere transferred its 100% interest in Newland Corporation ("Newland"), which holds the remaining 70% of Nueva Tierra. Nueva Tierra has interests in three participating associations in Mexico, which are under the management control of DSC. DSC and Hemisphere transferred net assets totaling $9,799,300 in exchange for 53,360,960 and 53,277,340 shares of IRG common stock, respectively.

The Reverse Acquisition has been accounted for in a manner similar to a pooling of interest in accordance with Accounting Principles Board Opinion No. 16, Accounting for Business Combinations, since it represents an exchange of entities under common control.

The following unaudited pro forma condensed combined balance sheet of IRG, dated as of June 30, 1996, assumes the Reverse Acquisition was effective as of such date.

The following unaudited condensed pro forma combined statements of operations of IRG for the six months ended June 30, 1996 and 1995 and for the years ended December 31, 1995 and 1994 assumes the Reverse Acquisition was effective as of January 1, 1994.

The unaudited pro forma results of operations do not purport to be indicative of the results of operations that would have been obtained if the Reverse Acquisition were effective as of January 1, 1994 or of any future results of operations. These financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of IRG, Clusters Ixtapa, Centro and Newland.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
           CONDENSED PRO FORMA COMBINED BALANCE SHEET - JUNE 30, 1996
                                   (UNAUDITED)

                                                      IRG                DSC          NEWLAND      PRO FORMA             IRG
                                                   HISTORICAL         HISTORICAL     HISTORICAL    ADJUSTMENTS         PRO FORMA
                                                   ------------     ------------    -----------    ------------       ------------
ASSETS

Real estate, at cost:
  Property held for development                    $    485,300     $  9,458,500    $   609,600    $        --        $ 10,553,400
                                                   ------------     ------------    -----------    ------------       ------------


Receivables:
  Due from controlling shareholder                         --          2,159,500           --           170,000(1)       2,329,500

  Other receivables                                     147,200             --             --              --              147,200
                                                   ------------     ------------    -----------    ------------       ------------

                                                        147,200        2,159,500           --           170,000          2,476,700

Cash and equivalents                                     17,800           17,800           --              --               35,600

Investment in Nueve Tierra, S.A. de C.V                    --             13,900           --           (13,500)(2)             --

Furniture, equipment and improvements, net              196,700             --             --              --              196,700

Excess of cost over estimated fair valued of net
assets acquired, net                                    132,000             --             --              --              132,000

Other assets                                            132,800           33,000           --              --              165,800
                                                   ------------     ------------    -----------    ------------       ------------

                                                   $  1,111,800     $ 11,682,700    $   609,600    $    156,100       $ 13,560,200
                                                   ============     ============    ===========    ============       ============



LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgages and notes payable                        $    242,500     $    659,500    $   483,600    $   (130,000)(1)   $  1,255,600

Due to affiliates                                          --          5,629,700           --        (5,628,400)(3)          1,300

Accounts payable                                        129,200          128,900           --              --              258,100

Accrued and other liabilities                           485,300          126,100         67,000            --              678,400
                                                   ------------     ------------    -----------    ------------       ------------

             Total liabilities                          857,000        6,544,200        550,600      (5,758,400)         2,193,400
                                                   ------------     ------------    -----------    ------------       ------------

Minority Interest                                        32,400        1,300,100         26,500         (13,900)(2)      1,345,100
                                                   ------------     ------------    -----------    ------------       ------------

Shareholders' equity:
  Common stock                                            9,000             --             --             1,000 (4)         10,000

  Capital in excess of par                            1,053,400        7,578,900         60,500       5,628,400 (3)      4,912,800
                                                                                                         90,900 (4)
                                                                                                        300,000 (1)
                                                                                                     (9,799,300 (4)
Convertible note                                                                                      9,707,400 (4)      9,707,400

Cumulative translation adjustment                      (208,500)            --             --              --             (208,500)

Accumulated deficit                                    (616,000)      (3,740,500)       (28,000)           --           (4,384,500)
                                                   ------------     ------------    -----------    ------------       ------------

                                                        237,900        3,838,400         32,500       5,928,400         10,037,200

Less treasury stock                                      15,500                                                             15,500
                                                   ------------     ------------    -----------    ------------       ------------

                                                        222,400        3,838,400         32,500       5,928,400         10,021,700
                                                   ------------     ------------    -----------    ------------       ------------


                                                   $  1,111,800     $ 11,682,700    $   609,600    $    156,100       $ 13,560,200
                                                   ============     ============    ===========    ============       ============




      Read the accompanying notes to unaudited condensed pro forma combined financial statements

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)


                                                      IRG          DSC        NEWLAND      PRO FORMA         IRG
                                                  HISTORICAL   HISTORICAL   HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                  ---------    ----------   --------      -----------      ---------
Revenues from services provided                   $ 309,800    $    --      $   --         $    --         $ 309,800
                                                  ---------    ---------    --------       ---------       ---------

Operating expenses:
  Amortization and depreciation                      27,400         --          --              --            27,400
  Direct                                            162,000         --          --              --           162,000
  Payroll and related benefits                      147,000         --          --              --           147,000
  Selling, general and administrative               124,700         --          --              --           124,700
                                                  ---------    ---------    --------       ---------       ---------

                                                    461,100         --          --              --           461,100
                                                  ---------    ---------    --------       ---------       ---------

Loss before other income (expense), minority
  interest and provision for income taxes          (151,300)        --          --              --          (151,300)
                                                  ---------    ---------    --------       ---------       ---------

Other income (expense):
  Interest income                                      --         56,400        --              --            56,400
  Interest expense                                   (4,400)     (20,000)    (39,400)                        (63,800)
  Losses from foreign currency                         --        (88,100)     (9,900)           --           (98,000)
  Equity in losses of Nueva Tierra                     --        (12,100)       --            12,100(2)         --
  Other                                                --        (53,100)       --              --           (53,100)
                                                  ---------    ---------    --------       ---------       ---------

                                                     (4,400)    (116,900)    (49,300)         12,100        (158,500)
                                                  ---------    ---------    --------       ---------       ---------

Loss before minority interest and provision for
  income taxes                                     (155,700)    (116,900)    (49,300)         12,100        (309,800)

Minority interest in loss of subsidiaries             2,900       22,900      21,300         (12,100)(2)      35,000
                                                  ---------    ---------    --------       ---------       ---------

Loss before provision for income taxes             (152,800)     (94,000)    (28,000)           --          (274,800)

Provision for income taxes                             --         16,200        --              --            16,200
                                                  ---------    ---------    --------       ---------       ---------

Net  (loss)                                       $(152,800)   $(110,200)   $(28,000)      $    --         $(291,000)
                                                  =========    =========    ========       =========       =========

Loss per share                                    $   (0.02)                                         (5)   $     -
                                                  =========                                                =========


Read the accompanying notes to unaudited condensed pro forma combined financial statements.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                                   (UNAUDITED)


                                                 IRG             DSC        NEWLAND           PRO FORMA          IRG
                                              HISTORICAL      HISTORICAL   HISTORICAL         ADJUSTMENTS      PRO FORMA
                                             -----------     -----------   -----------       -----------      -----------
Revenues from services provided              $   625,600     $      --     $      --         $      --        $   625,600
                                             -----------     -----------   -----------       -----------      -----------

Operating expenses:
  Amortization and depreciation                   43,300            --            --                --             43,300
  Direct                                         315,000            --            --                --            315,000
  Payroll and related benefits                   245,900            --            --                --            245,900
  Selling, general and administrative            231,600            --            --                --            231,600
                                             -----------     -----------   -----------       -----------      -----------

                                                 835,800            --            --                --            835,800
                                             -----------     -----------   -----------       -----------      -----------

Loss before other income (expense) and
  minority interest                             (210,200)           --            --                --           (210,200)
                                             -----------     -----------   -----------       -----------      -----------

Other income (expense):
  Interest income                                              3,774,500          --                --          3,774,500
  Interest expense                               (23,900)     (5,770,000)         --                --         (5,793,900)
  Gains (losses) from foreign currency                           765,300          --                --            765,300
  Other                                                           (1,500)         --                --             (1,500)
                                             -----------     -----------   -----------       -----------      -----------

                                                 (23,900)     (1,231,700)         --                --         (1,255,600)
                                             -----------     -----------   -----------       -----------      -----------

Loss before minority interest                   (234,100)     (1,231,700)         --                --         (1,465,800)

Minority interest in loss of subsidiaries           --          (315,600)         --                --           (315,600)
                                             -----------     -----------   -----------       -----------      -----------

Net loss                                     $  (234,100)    $  (916,100)  $      --         $      --        $(1,150,200)
                                             ===========     ===========   ===========       ===========      ===========


Loss per share                               $     (0.03)                                               (5)   $     (0.01)
                                             ===========                                                      ===========


Read the accompanying notes to unaudited condensed pro forma combined financial statements

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)

                                                         IRG             DSC           NEWLAND     PRO FORMA           IRG
                                                      HISTORICAL       HISTORICAL     HISTORICAL   ADJUSTMENTS       PRO FORMA
                                                      -----------     -----------     ----------   ----------       -----------
Revenues from services provided                       $ 1,129,400     $      --       $   --        $   --          $ 1,129,400
                                                      -----------     -----------     ---------     ---------       -----------

Operating expenses:
  Amortization and depreciation                            87,800            --           --            --               87,800
  Direct                                                  620,800            --           --            --              620,800
  Payroll and related benefits                            415,700            --           --            --              415,700
  Selling, general and administrative                     378,000            --           --            --              378,000
                                                      -----------     -----------     ---------     ---------       -----------

                                                        1,502,300            --           --            --            1,502,300
                                                      -----------     -----------     ---------     ---------       -----------

Loss before other income (expense), minority
  interest and provision for income taxes                (372,900)           --           --            --             (372,900)
                                                      -----------     -----------     ---------     ---------       -----------

Other income (expense):
  Interest income                                          95,000       7,031,900         --            --            7,126,900
  Interest expense                                        (27,000)     (9,372,700)        --            --           (9,399,700)
  Gains from foreign currency                                           1,458,700         --            --            1,458,700
  Other                                                   (51,500)           (600)        --            --              (52,100)
                                                      -----------     -----------     ---------     ---------       -----------

                                                           16,500        (882,700)        --            --             (866,200)
                                                      -----------     -----------     ---------     ---------       -----------

Loss before minority interest and provision for
  income taxes                                           (356,400)       (882,700)        --            --           (1,239,100)

Minority interest in income (loss) of subsidiaries            600        (251,300)        --            --             (250,700)
                                                      -----------     -----------     ---------     ---------       -----------

Loss before provision for income taxes                   (357,000)       (631,400)        --            --             (988,400)

Provision for income taxes                                  2,900         (16,200)        --            --              (13,300)
                                                      -----------     -----------     ---------     ---------       -----------

Net  (loss)                                           $  (359,900)    $  (615,200)    $   --        $   --          $  (975,100)
                                                      ===========     ===========     =========     =========       ===========

Loss per share                                        $     (0.04)                                           (5)    $     (0.01)
                                                      ===========                                                   ===========




Read the accompanying notes to unaudited condensed pro forma combined financial statements

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                   (UNAUDITED)

                                                       IRG               DSC            NEWLAND        PRO FORMA           IRG
                                                    HISTORICAL        HISTORICAL      HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                    ----------       -----------      ----------      -----------      -----------

Revenues from services provided                     $1,298,600       $        --      $       --      $       --       $ 1,298,600
                                                    ----------       -----------      ----------      ----------       -----------


Operating expenses:
  Amortization and depreciation                         90,400                --              --              --            90,400
  Direct                                               582,800                --              --              --           582,800
  Payroll and related benefits                         411,300                --              --              --           411,300
  Selling, general and administrative                  492,900                --              --              --           492,900
                                                    ----------       -----------      ----------      ----------       -----------

                                                     1,577,400                --              --              --         1,577,400
                                                    ----------       -----------      ----------      ----------       -----------

Loss before other income (expense), minority
  interest and provision for income taxes             (278,800)               --              --              --          (278,800)
                                                    ----------       -----------      ----------      ----------        -----------

Other income
(expense):
  Interest income                                       29,600         3,088,700              --              --         3,118,300
  Interest expense                                      (8,700)       (4,242,200)             --              --        (4,250,900)
  Gains (losses) from foreign currency                      --         1,290,500              --              --         1,290,500
  Other                                                     --           (37,600)             --              --           (37,600)
                                                    ----------       -----------      ----------      ----------       -----------

                                                        20,900            99,400              --              --           120,300
                                                    ----------       -----------      ----------      ----------       -----------

Loss before minority interest and provision for
 income taxes (benefit)                               (257,900)           99,400              --              --          (158,500)

Minority interest in loss of subsidiaries                   --           (59,300)             --              --           (59,300)
                                                    ----------       -----------      ----------      ----------       -----------

Loss before provision for income
  taxes (benefit)                                     (257,900)          158,700              --              --           (99,200)

Provision for income taxes
 (benefit)                                             (21,200)               --              --              --           (21,200)
                                                    ----------       -----------      ----------      ----------       -----------

Net income (loss)                                   $ (236,700)      $   158,700      $       --      $       --       $   (78,000)
                                                    ==========       ===========      ==========      ==========       ===========

Loss per share                                      $    (0.04)                                                 (5)    $        --
                                                    ==========                                                         ===========




               Read the accompanying notes to unaudited condensed
                    pro forma combined financial statements.

               INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  JUNE 30, 1996
                                   (UNAUDITED)


(1) Pursuant to the Agreement, DSC will make a cash capital contribution of $300,000 to IRG. As of June 30, 1996, DSC had advanced $130,000 of such contribution which is included in note payable in the historical financial statements. The remaining balance is included in due from controlling shareholder in the historical financial statement.

(2) Represents elimination of DSC's 30% interest in Nueva Tierra. Pursuant to the Agreement, Newland and DSC transfered 100% of the interest in Nueva Tierra to IRG, 70% and 30%, respectively.

(3) DSC acquired the Cluster's Note from Nacional Financeria, S.N.C. (NAFIN) on December 29, 1995 as the result of a debt restructuring agreement between NAFIN, DSC, and Clusters Ixtapa. Pursuant to the debt restructuring, the Cluster's Note became payable to DSC. Pursuant to the Agreement, DSC transferred the Cluster's Note to IRG thus creating an offsetting intercompany payable and receivable between Clusters Ixtapa and IRG, respectively. This adjustment eliminates the payable and reflects the transfer as a capital contribution.

(4) Represents 1,000,000 shares of common stock, at $.001 par value, issued and execution of convertible notes at the Closing Date. As of the Closing Date, IRG had authorized 10,000,000 shares of stock. Pursuant to the Agreement and through the filing of an information statement under Regulation 14C of the Securities and Exchange Act of 1934, IRG intends to increase the number of authorized shares to 450,000,000 shares of common stock. Subsequent to the increase in the number of authorized shares and pursuant to the Agreement the convertible notes will be converted into 105,638,300 shares of common stock. Based on the net assets and number of shares to be transferred pursuant to the agreement, a net transfer value of $9,799,300 or $.0919 per share has been established.

(5) Pro forma loss per share includes shares associated with convertible note. The weighted average shares outstanding used in the historical and pro forma loss per share are as follows:

Period Ending          Historical      Pro forma
---------------        ---------      -----------
December 31, 1994      6,546,934      113,185,234
June 30, 1995          8,215,239      114,853,539
December 31, 1995      8,324,395      114,962,695
June 30, 1996          8,954,187      115,592,487